As filed with the Securities and Exchange Commission on August 10, 1999
                                                    Registration No. 333-56323

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   QWEST COMMUNICATIONS INTERNATIONAL INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                                             84-1339282
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

555 SEVENTEENTH STREET, SEVENTH FLOOR
DENVER, COLORADO
(303) 992-1400                                                80202
(Address of principal executive offices)                    (Zip Code)


                    LCI INTERNATIONAL 401(K) SAVINGS PLAN
               U.S. LONG DISTANCE CORP. 401(K) RETIREMENT PLAN
                             (Full title of plan)


Robert S. Woodruff                        COPY TO: Thomas A. Richardson, Esq.,
Executive Vice President - Finance        Holme Roberts & Owen LLP
Qwest Communications International Inc.   1700 Lincoln Street, Suite 4100
555 Seventeenth Street, Seventh Floor     Denver, Colorado 80203
Denver, Colorado 80202                    (303) 861-7000
(303) 992-1400
                 (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                    PROPOSED
                                PROPOSED MAXIMUM
                       AMOUNT       MAXIMUM           AGGREGATE   AMOUNT OF
TITLE OF SECURITIES    TO BE        OFFERING PRICE    OFFERING    REGISTRATION
TO BE REGISTERED       REGISTERED   PER SHARE         PRICE       FEE
------------------------------------------------------------------------------
N/A (1)               N/A (1)        N/A (1)        N/A (1)        N/A (1)

------------
(1) This Post-Effective Amendment No. 1 is to deregister securities and plan interests registered for issuance pursuant to the LCI International 401(k) Savings Plan and the U.S. Long Distance Corp. 401(K) Retirement Plan.

                        Post-Effective Amendment No. 1

Pursuant to instructions from the Securities and Exchange Commission (the "SEC"), Qwest Communications International Inc. (the "Registrant") is filing this post-effective amendment to deregister securities and plan interests registered for issuance pursuant to the LCI International 401(k) Savings Plan and the U.S. Long Distance Corp. 401(K) Retirement Plan (the "Plans") on June 8, 1998, Registration No. 333-56323 (the "Form S-8").

The Form S-8 also registered plan interests and a specific number of securities for issuance under the QWEST OPTION PLAN FOR CERTAIN LCI EMPLOYEES; so far as the Form S-8 relates to the QWEST OPTION PLAN FOR CERTAIN LCI EMPLOYEES and registers securities and plan interest for issuance thereunder, this Post-Effective Amendment No. 1 is INAPPLICABLE.

The Form S-8 registered 500,000 shares of Common Stock for issuance under the Plans. The Registrant's Common Stock split 2-for-1 on May 24, 1999, thereby increasing the number of shares registered for issuance pursuant to the Plans to 1,000,000. There currently are 915,128 shares registered for issuance pursuant the Plans that have not been issued (the "Unissued Shares"). These 915,128 shares and the Plan interests are hereby deregistered.

In accordance with instructions from the SEC, the Registrant is concurrently filing a Registration Statement on Form S-8 to carry forward the Unissued Shares to the Qwest Communications 401(k) Savings Plan and the Qwest Communications International Inc. Employee Stock Purchase Plan.

As there are no securities being registered hereby, the sole purpose of the Post-Effective Amendment No. 1 being to deregister securities, the disclosure requirements under the Securities Act of 1933 and the requirement for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 9th day of August, 1999.


QWEST COMMUNICATIONS INTERNATIONAL INC.


By:  /s/ ROBERT S. WOODRUFF
     --------------------------------------
         Robert S. Woodruff
         Executive Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                               DATE and TITLE(S)

/s/ PHILIP F. ANSCHUTZ                  August 9, 1999
------------------------                Chairman of the Board; Director
Philip F. Anschutz

/s/ JOSEPH P. NACCHIO                   August 9, 1999
------------------------                Director; President; and Chief
Joseph P. Nacchio                       Executive Officer

/s/ ROBERT S. WOODRUFF                  August 9, 1999
------------------------                Director; Executive Vice President-
Robert S. Woodruff                      Finance; Chief Financial Officer;
                                        Principal Accounting Officer

/s/ JORDAN L. HAINES                    August 9, 1999
------------------------                Director
Jordan L. Haines

/s/ CANNON Y. HARVEY                    August 9, 1999
------------------------                Director
Cannon Y. Harvey

/s/ DOUGLAS M. KARP                     August 9, 1999
------------------------                Director
Douglas M. Karp

/s/ VINOD KHOSLA                        August 9, 1999
------------------------                Director
Vinod Khosla

/s/ RICHARD T. LIEBHABER                August 9, 1999
------------------------                Director
Richard T. Liebhaber

/s/ DOUGLAS L. POLSON                   August 9, 1999
------------------------                Director
Douglas L. Polson

/s/ CRAIG D. SLATER                     August 9, 1999
------------------------                Director
Craig D. Slater

/s/ W. THOMAS STEPHENS                  August 9, 1999
------------------------                Director
W. Thomas Stephens

/s/ JERRY R. DAVIS                      August 9, 1999
------------------------                Director
Jerry R. Davis

Pursuant to the requirements of the Securities Act of 1933, the administrators of the LCI International 401(k) Savings Plan and the U.S. Long Distance Corp. 401(K) Retirement Plan have caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on August 9, 1999.


LCI International 401(k) Savings Plan


  By:  /s/ TODD STANELLE
       ----------------------------------------------------------------------
  Name:    Todd Stanelle,
           Member of the Plan Administrative Committee of the Qwest Communications 401(k) Savings Plan, the successor to the LCI International 401(k) Savings Plan

U.S. Long Distance Corp. 401(K) Retirement Plan


  By:  /s/ TODD STANELLE
       ----------------------------------------------------------------------
  Name:    Todd Stanelle,
           Member of the Plan Administrative Committee of the Qwest Communications 401(k) Savings Plan, the successor to the U.S. Long Distance Corp. 401(K) Retirement Plan